UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

February 26, 2021
Date of Report (date of earliest event reported)

Phillips 66
(Exact name of registrant as specified in its charter)

Delaware	001-35349	45-3779385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2331 CityWest Boulevard
Houston, Texas 77042
(Address of Principal Executive Offices and Zip Code)

(281) 293-6600
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	PSX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 26, 2021, the Board of Directors of Phillips 66 (the “Company”) appointed Mark E. Lashier to serve as President and Chief Operating Officer, effective April 1, 2021.

Mr. Lashier, 59, has served as President and Chief Executive Officer of Chevron Phillips Chemical Company LLC (“CPChem”), a global petrochemical joint venture in which the Company owns a 50% interest, since 2017. Mr. Lashier joined CPChem in 2000 and has held numerous positions of increasing responsibility, including the Asia Region Manager; Senior Vice President, Specialties, Aromatics, & Styrenics; and Executive Vice President, Olefins and Polyolefins. Mr. Lashier holds a bachelor’s degree and doctorate in chemical engineering from Iowa State University.

In connection with Mr. Lashier’s appointment as the Company’s President and Chief Operating Officer, he will be entitled to receive an annual base salary of $1,100,000. Mr. Lashier will be eligible to participate in the Company’s variable incentive cash program (“VCIP”) with a target opportunity equal to 110% of his base salary. His actual VCIP payout, if any, will be based on performance relative to the performance goals established under the VCIP. Mr. Lashier’s long-term incentive grant value for 2021 will be $6,050,000, or 550% of his base salary, 50% of which will be performance shares, 25% of which will be stock options and 25% of which will be restricted stock units. Mr. Lashier will also receive a one-time grant of restricted stock units with a grant date value of $1,000,000 which will vest in two equal installments beginning on the first anniversary of the grant date, subject to his continued employment through the applicable vesting dates. This one-time grant is intended to compensate Mr. Lashier for certain compensation from CPChem that will be forfeited as a result of his departure.

Mr. Lashier will also be eligible to participate in the Company’s other benefit plans and programs generally available to executive officers of the Company, such as health insurance, income protection in a circumstance of disability, and retirement and severance benefits plans, descriptions of which are included in the Company’s Definitive Proxy Statement for the 2020 Annual Meeting of Shareholders, filed on Schedule 14A with the Securities and Exchange Commission on March 25, 2020.

Other than with respect to the compensation matters described above, there are no arrangements or understandings between Mr. Lashier and any other persons pursuant to which Mr. Lashier was appointed the Company’s President and Chief Operating Officer. There are also no family relationships between Mr. Lashier and any director or executive officer of the Company. Mr. Lashier has no direct or indirect interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phillips 66

Dated: March 1, 2021	By:	/s/ Paula A. Johnson
Paula A. Johnson Executive Vice President